U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2010

ONCOLOGIX TECH, INC.
(Name of Small Business Issuer as Specified in Its Charter)

Nevada                                                                                                                               0-15482                                                                                                                              86-1006416
(State or other jurisdiction of                                                                                          (Commission File Number)                                                                                                       (I.R.S. Employer
  incorporation organization)                                                                                                                                                                                                                                                 Identification No.)

P.O. Box 8832
Grand Rapids, MI  49518-8832
(Address of principal executive offices)

(616) 977-9933
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Item 8.01 – Other Events

A.  BORROWING FROM AFFFILIATE.

On December 16, 2010 we borrowed $20,000 from Mr. Anthony Silverman, who is one of our Directors and our Chief Executive Officer. We agreed with Mr. Silverman that the proceeds of the loan are to be applied solely for the payment of essential operating expenses. We have issued our 30-day, 6%, promissory note to Mr. Silverman in that principal amount. Currently, Mr. Silverman has two additional promissory notes, each in the principal amount of $25,000.  These notes also bears interest at 6% per annum and are due January 7, 2011 and January 18, 2011, respectively.  This current note, attached as Exhibit 99, is part of a series of notes described above and the only difference is the amount and length of term.  While Mr. Silverman is not obligated to do so, he may lend additional funds to us for the same purposes.

Item 9.01 – Exhibits

99           Anthony Silverman 30-Day Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 16, 2010	ONCOLOGIX TECH, INC.

By: /s/ Anthony Silverman
Anthony Silverman Chief Executive Officer and President

By: /s/ Michael A. Kramarz
Michael A. Kramarz Chief Financial Officer